UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 29, 2020
(Date of earliest event reported)

The Eastern Company
 (Exact name of Registrant as specified in its charter)

Connecticut	001-35383	06-0330020
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

112 Bridge Street, Naugatuck, Connecticut	06770
(Address of principal executive offices)	(Zip Code)

(203) 729-2255
 (Registrant’s telephone number, including area code)

________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2)

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4( c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 - Submission of Matters to a Vote of Security Holders

On April 29, 2020, The Eastern Company held its annual meeting of shareholders. The results of the vote at the meeting were as follows:

		FOR	WITHHELD
1)	Election of Fredrick D. DiSanto as a director for a one-year term expiring in the year 2020:	3,879,377	953,953

	Election of John W. Everets as a director for a one-year term expiring in the year 2020:	4,656,339	176,991

	Election of Charles W. Henry as a director for a one-year term expiring in the year 2020:	4,654,177	179,153

	Election of Michael A. McManus Jr. as a director for a one-year term expiring in the year 2020:	4,727,469	105,861

	Election of James A. Mitarotonda as a director for a one-year term expiring in the year 2020:	4,668,642	164,688

	Election of Peggy B. Scott as a director for a one-year term expiring in the year 2020:	4,728,440	104,890

	Election of August M. Vlak as a director for a one-year term expiring in the year 2020:	4,683,463	149,867

		FOR	AGAINST	ABSTAIN
2)	Approve & Adopt The Eastern Company 2020 Stock Incentive Plan	3,570,790	1,240,622	21,918

		FOR	AGAINST	ABSTAIN
3)	Non-binding advisory vote to approve the named executive officers compensation.	4,745,394	60,799	27,137

		FOR	AGAINST	ABSTAIN
4)	Ratification of appointment of Fiondella, Milone & LaSaracina LLP as independent registered public accounting firm:	5,602,836	92,558	36,188

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Eastern Company

Date: April 30, 2020	/s/John L. Sullivan III
John L. Sullivan III Vice President and Chief Financial Officer